EXHIBIT 10.20

                             SUBORDINATION AGREEMENT

      THIS SUBORDINATION AGREEMENT ("Agreement") is made and entered as of April 1, 2003, by and among PETRA MEZZANINE FUND, L.P., a Delaware limited partnership ("Subordinating Creditor"), FIND/SVP, Inc., a New York corporation ("Borrower"), GUIDELINE RESEARCH CORP., a New York corporation, TABLINE DATA SERVICES, INC., a New York corporation, GUIDELINE/CHICAGO, INC., an Illinois corporation, ADVANCED ANALYTICS, INC., a New York corporation, and GUIDELINE CONSULTING CORP., a New York corporation (collectively, "Guarantors"; Guarantors and Borrower are sometimes hereinafter individually referred to as a "Debtor Party" and collectively referred to as "Debtor Parties"), and JPMORGAN CHASE BANK, a New York banking corporation ("Bank").

                              W I T N E S S E T H:

      WHEREAS, Bank has extended certain credit to Debtor Parties as hereinafter described; and

      WHEREAS, at Borrower's request, Subordinating Creditor has agreed to make available certain additional credit to Borrower; and

      WHEREAS, as a condition of Bank consenting to such extension of additional credit by Subordinating Creditor to Borrower, Bank has required that Subordinating Creditor, Debtor Parties and Bank enter into this Agreement;

      NOW, THEREFORE, in consideration of the foregoing and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

      1. DEFINITIONS.

            (a) GENERAL TERMS. For purposes of this Agreement, the following terms shall have the following meanings:

            "BLOCKAGE PERIOD" shall mean the period commencing on the date that Bank shall have delivered written notice to Debtor Parties and Subordinated Creditor that an Event of Default has occurred and is continuing, and ending on the earliest of (i) in the case of a Non-Payment Default, the day which is one hundred eighty (180) days after delivery of such notice, (ii) the day on which such Event of Default shall have been cured to the satisfaction of Bank or shall have been waived in writing by Bank, and (iii) the date that Bank has no further commitment or other obligation to lend to Debtor Parties and the Senior Indebtedness has been indefeasibly paid in full in cash (or in any other manner acceptable to Bank); provided that (a) no Blockage Period may be imposed as a result of any particular circumstances constituting a Non-Payment Default which served as the basis for a previous Blockage Period, and (b) no circumstances which constitute a Non-Payment Default which were in existence at the effective date of the commencement of a Blockage Period resulting from another Non-Payment Default,

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and of which Bank had actual knowledge as of such date, may serve as the basis for the commencement of any subsequent Blockage Period.

            "COLLATERAL ASSIGNMENT" shall have the meaning given such term in
Section 7 of this Agreement.

            "DISTRIBUTION" shall mean any payment directly or indirectly by or on behalf of Debtor Parties, whether in cash, in kind, securities or any other property or security for any such Distribution.

            "EVENT" shall have the meaning given such term in SUBSECTION 2(c) of this Agreement.

            "EVENT OF DEFAULT" shall have the meaning given such term in each Senior Note.

            "NON-PAYMENT DEFAULT" shall mean the occurrence of any Event of Default other than a Payment Default.

            "PAYMENT DEFAULT" shall mean any Event of Default resulting from the failure to pay, when due, any obligation with respect to the Senior Indebtedness (including non-payment following acceleration or maturity of the Senior Indebtedness).

            "PERMITTED PAYMENTS" shall mean regularly scheduled payments of interest and principal on the Subordinated Indebtedness.

            "SENIOR COLLATERAL" shall mean any and all collateral now or hereafter securing any of the Senior Indebtedness.

            "SENIOR INDEBTEDNESS" shall mean any and all obligations of any kind owed by Debtor Parties to Bank from time to time, including but not limited to all obligations of Debtor Parties to Bank under or pursuant to any of the Senior Lending Agreements (including any and all obligations arising out of any extension, refinancing, replacement or refunding thereof), up to a maximum principal amount of $2,500,000, plus all interest accruing thereon (including all interest accruing after the commencement of any case, proceeding or other action relating to the bankruptcy, insolvency or reorganization of any Debtor Party, whether or not a claim for such interest is allowed in such case, proceeding or other action), charges, expenses, fees and other sums chargeable to Debtor Parties by Bank, and any reimbursement, indemnity or other obligations due and payable to Bank.

            "SENIOR LENDING AGREEMENTS" shall mean collectively (i) the Senior Notes, and (ii) any and all other instruments and documents now or hereafter executed by Debtor Parties and delivered to Bank pursuant to or in connection with any Senior Note, including, without limitation, (A) that certain Security Agreement, dated December 30, 1999, executed by Borrower in favor of Bank, (B) that certain Subsidiary Guaranty, dated as of April 1, 2003, made by the Guarantors in favor of Bank, and (C) that certain Subsidiary Security Agreement, dated as of April 1, 2003, made by the Guarantors in favor of Bank, in each case as the same may be amended, restated, modified or supplemented from time to time.


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

            "SENIOR NOTES" shall mean, collectively, (a) that certain Amended and Restated Term Promissory Note, executed by Borrower and payable to the order of Bank, in the original principal amount of $1,500,000, of even date herewith, and (b) that certain Amended and Restated Senior Grid Promissory Note, executed by Borrower and payable to the order of Bank, in the maximum principal amount of $1,000,000, of even date herewith, together with any and all amendments, extensions, modifications, restatements and renewals thereof.

            "STANDSTILL PERIOD" shall have the meaning given such term in SUBSECTION 2(b) of this Agreement.

            "SUBORDINATED INDEBTEDNESS" shall mean any and all obligations of any kind owed by Debtor Parties to the Subordinating Creditor from time to time, including but not limited to all obligations of Debtor Parties to Subordinating Creditor under or pursuant to any of the Subordinated Lending Agreements (including, without limitation, any and all obligations arising out of any extension, refinancing, replacement or refunding thereof), plus all interest accruing thereon (including, without limitation, all interest accruing after the commencement of any case, proceeding or other action relating to the bankruptcy, insolvency or reorganization of any of the Debtor Parties, whether or not a claim for such interest is allowed in such case, proceeding or other action), charges, expenses, fees and other sums chargeable to Debtor Parties by Subordinating Creditor, and reimbursement, indemnity or other obligations due and payable to Subordinating Creditor.

            "SUBORDINATED INDEBTEDNESS DEFAULT" shall mean any default by Debtor Parties in respect of any of the Subordinated Indebtedness.

            "SUBORDINATED LENDING AGREEMENTS" shall mean the Subordinated Note, the Loan Agreement referred to therein and any and all other instruments and documents now or hereafter executed by Debtor Parties and delivered to Subordinating Creditor, pursuant to or in connection therewith, in each case as the same has been or may be amended, restated, modified or supplemented from time to time.

            "SUBORDINATED NOTE" shall mean that certain Promissory Note executed by Borrower and payable to the order of Subordinating Creditor, in the original principal amount of $3,000,000.00, dated April 1, 2003, together with any and all amendments, extensions, modifications, restatements and renewals thereof.

            (b) OTHER TERMS. Capitalized terms not otherwise defined herein shall have the meanings given to them in the Senior Note.

      2. SUBORDINATION OF DEBT. Notwithstanding any provision of the Subordinated Lending Agreements to the contrary, the Subordinated Indebtedness is and shall be expressly junior and subordinated in right of payment to all Senior Indebtedness to the extent and in the manner provided in this Agreement.

            (a) DISTRIBUTIONS. Except as set forth in SECTION 7 hereof, Debtor Parties shall not make any Distribution on the Subordinated Indebtedness, and Subordinating Creditor shall


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

not receive or retain any Distribution on the Subordinated Indebtedness, until such time as the Senior Indebtedness shall have been indefeasibly paid in full in cash (or in any other manner acceptable to Bank); PROVIDED, HOWEVER, that nothing in this Agreement shall prohibit Debtor Parties from paying, or the Subordinating Creditor from receiving, Permitted Payments so long as no Blockage Period exists; PROVIDED, FURTHER, HOWEVER, that notwithstanding the foregoing or any other provisions contained herein or in any Subordinated Lending Agreements to the contrary, Debtor Parties shall not make any payment in respect of principal on the Subordinated Indebtedness, and Subordinating Creditor shall not receive or retain any payment in respect of principal on the Subordinating Indebtedness, until on or after the earlier of (i) the date that occurs ninety-one (91) days after repayment in full in cash (or in any other manner acceptable to Bank) of all Senior Indebtedness, or (ii) March 31, 2006. In the event any Distribution is made in violation of this SUBSECTION 2(a), Subordinating Creditor will hold the same in trust for Bank and will forthwith pay the same over to Bank in the form received (with any required endorsement), for credit and application upon the Senior Indebtedness in such order as Bank may in its discretion deem appropriate.

            (b) LIMITATION ON ACTION WITH RESPECT TO SUBORDINATED INDEBTEDNESS; STANDSTILL PERIOD. Except as set forth in SECTION 7 hereof, the Subordinating Creditor shall not, except after the end of a period (the "Standstill Period") of one hundred eighty (180) days commencing on the date Subordinating Creditor gives written notice to Bank of the occurrence of a Subordinated Indebtedness Default (PROVIDED, HOWEVER, if during any Standstill Period Bank shall give Subordinating Creditor notice that a Payment Default exists, the Standstill Period shall extend for a period equal to the lesser of (i) three hundred sixty
(360) days from commencement of such Standstill Period or (ii) the period beginning upon commencement of such Standstill Period and ending the day on which such Payment Default shall have been cured to the satisfaction of Bank or shall have been waived in writing by Bank), take any action with respect to the Subordinated Indebtedness, including, without limitation, accelerating the maturity of the Subordinated Indebtedness, commencing any action or proceeding to recover any amounts due or to become due with respect to the Subordinated Indebtedness, exercising any remedy with respect to any collateral securing the Subordinated Indebtedness or exercising any right of set-off it may have; PROVIDED, HOWEVER, that nothing in this SUBSECTION 2(b) shall preclude Subordinating Creditor (i) from joining with any creditor in any insolvency, bankruptcy, receivership, liquidation, reorganization or other similar proceeding if Bank has joined in any such proceeding, or (ii) from defending any action, suit or other legal or equitable proceeding initiated by Debtor Parties against Subordinating Creditor; PROVIDED, FURTHER, HOWEVER, that nothing in this SUBSECTION 2(b) shall be construed to permit Subordinating Creditor to receive any Distribution except as expressly permitted by the other provisions of this Agreement.

            (c) PRIOR PAYMENT OF SENIOR INDEBTEDNESS IN BANKRUPTCY, ETC. Except as set forth in SECTION 7 hereof, in the event of any insolvency or bankruptcy proceedings relative to any of the Debtor Parties or their property, or any receivership, liquidation, reorganization or other similar proceedings in connection therewith, or, in the event of any proceedings for voluntary or involuntary liquidation, dissolution or other winding up of Debtor Parties or distribution or marshaling of their assets or any composition with creditors of any of the Debtor Parties, whether or not involving insolvency or bankruptcy, or if any of the Debtor Parties shall cease its operations or no longer do business as a going concern (each individually or collectively, an "Event"), then all Senior Indebtedness shall be indefeasibly paid in full in cash


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

(or in any other manner acceptable to Bank) before any Distribution shall be made on account of the Subordinated Indebtedness. Any such Distribution which would, but for the provisions hereof, be payable or deliverable in respect of the Subordinated Indebtedness, shall be paid or delivered directly to Bank for application to the Senior Indebtedness in such order as Bank may in its discretion deem appropriate until all amounts owing upon Senior Indebtedness shall have been indefeasibly paid in full in cash (or in any other manner acceptable to Bank). In the event any such Distribution is made in violation of this SUBSECTION 2(c), Subordinating Creditor will hold the same in trust for Bank and will forthwith pay the same over to Bank in the form received (with any required endorsement), for such application to the Senior Indebtedness. Bank shall be entitled, and is hereby authorized and empowered, to file proofs of claim for any of the Subordinated Indebtedness, if Subordinated Creditor shall be unable or unwilling to do so.

            (d) SURVIVAL OF RIGHTS. The right of any holder of Senior Indebtedness to enforce the provisions of this Agreement shall not be prejudiced or impaired by any act or omitted act of Debtor Parties or any such holder of Senior Indebtedness, including but not limited to forbearance, waiver, consent, compromise, amendment, extension, renewal, or taking or release of any security, in whole or in part, in respect of any Senior Indebtedness or noncompliance by Debtor Parties with such provisions, regardless of the actual or imputed knowledge of such holder of Senior Indebtedness.

      3. SUBORDINATION OF LIEN. Except as set forth in SECTION 7 hereof, notwithstanding the order or time of attachment of a security interest, or the order, time or manner of perfection or lack of perfection of a security interest, or the order or time of filing or recordation of any document or instrument, or other method of perfecting a security interest and notwithstanding any conflicting terms or conditions which may be contained in the Subordinated Lending Agreements, the liens of Bank upon the Senior Collateral have and shall have priority over the liens of the Subordinating Creditor upon the Senior Collateral, and such liens of the Subordinating Creditor are, and shall be, in all respects subject and junior to the liens of Bank to the full extent of the Senior Indebtedness outstanding from time to time.

      4. AMENDMENTS TO SUBORDINATED LENDING AGREEMENTS. The Subordinating Creditor shall not, without the prior written consent of Bank, amend or modify the Subordinated Lending Agreements if the effect of such amendment is to cause the terms of the Subordinated Lending Agreements to be less favorable to Debtor Parties or to adversely affect the rights of Bank hereunder or under any Senior Lending Agreements, including, but not limited to, any amendment which (a) increases the interest rate on the Subordinated Indebtedness, (b) changes the dates upon which payments are due in a manner less favorable to Debtor Parties, or (c) changes any payment provision in a manner less favorable to Debtor Parties.

      5. AMENDMENTS TO SENIOR LENDING AGREEMENTS. Nothing contained in this Agreement shall in any manner limit or restrict the ability of Bank to amend, modify or supplement any Senior Lending Agreements, or to otherwise waive the terms and conditions of the Senior Lending Agreements (provided that the principal amount of the Senior Indebtedness is not increased to an amount in excess of $2,500,000). The Subordinating Creditor hereby consents to any and all such waivers, amendments, modifications, supplements and compromises, and any other renewals, extensions, indulgences, releases of collateral or other accommodations granted by Bank to Debtor Parties from time to time, and agrees that none of


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

such actions shall in any manner affect or impair the subordination established by this Agreement in respect of the Subordinated Indebtedness. This Agreement shall constitute a continuing agreement of subordination, and the Bank may continue, without notice to Subordinating Creditor, to lend monies, extend credit and make other accommodations to or for the account of Debtor Parties on the faith hereof.

      6. SUBROGATION. Provided that the Senior Indebtedness has been indefeasibly paid in full in cash (or in any other manner acceptable to Bank), Subordinating Creditor shall be subrogated to the rights of Bank to receive Distributions on account of the Senior Indebtedness, to the extent of all Distributions paid over to or for the benefit of Bank pursuant to this Agreement.

      7. COLLATERAL ASSIGNMENT OF LIFE INSURANCE POLICY, WARRANT AND STOCK PURCHASE AGREEMENT. Notwithstanding anything contained herein to the contrary, nothing contained herein shall subordinate, limit or restrict Subordinating Creditor's rights in respect of (a) that certain Assignment of Life Insurance as Collateral dated April 1, 2003, covering a life insurance policy in the face amount of $3,000,000 on the life of David Walke (the "Collateral Assignment"), including but not limited to Subordinating Creditor's rights to enforce its remedies in respect of the Collateral Assignment and apply the proceeds thereof to the Subordinated Indebtedness (whether or not a Blockage Period or Standstill Period exists) or (b) the Warrant or the Stock Purchase Agreement (as such terms are defined in the Subordinated Lending Agreements) or any securities issued thereunder.

      8. MISCELLANEOUS.

            (a) BANKRUPTCY. This Agreement shall continue in full force and effect after the filing of any petition by or against any of the Debtor Parties under the United States Bankruptcy Code and all converted or succeeding cases in respect thereof. All references herein to Debtor Parties shall be deemed to apply to Debtor Parties as debtor-in-possession and to a trustee for Debtor Parties.

            (b) DURATION OF AGREEMENT. This Agreement shall be a continuing agreement, shall be binding upon and shall inure to the benefit of the parties hereto from time to time and their respective transferees, endorsees, successors and assigns, shall be irrevocable and shall remain in full force and effect until the Senior Indebtedness shall have been indefeasibly paid in full in cash (or in any other manner acceptable to Bank) and all Senior Lending Agreements and any commitment or other obligation of Bank to lend to Debtor Parties shall have been irrevocably terminated; provided that this Agreement shall continue to be effective, or be reinstated, as the case may be, if at any time payment, or any part thereof, of any amount paid by or on behalf of Debtor Parties with regard to the Senior Indebtedness is rescinded or must otherwise be restored or returned upon the insolvency, bankruptcy, dissolution, liquidation or reorganization of Debtor Parties, or upon or as a result of the appointment of a receiver, intervener or conservator of, or trustee, custodian, or similar officer, for any of the Debtor Parties or any substantial part of their property, or otherwise, all as though such payments had not been made.


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

            (c) BINDING EFFECT; OTHER. No action Debtor Parties may take or refrain from taking with respect to the Senior Indebtedness shall affect the provisions of this Agreement or the obligations of the Subordinating Creditor hereunder. Any waiver or amendment hereunder must be evidenced by a signed writing of the party to be bound thereby, and shall only be effective in the specific instance. This Agreement shall be governed by and construed in accordance with the laws of the State of New York. The headings in this Agreement are for convenience of reference only, and shall not alter or otherwise affect the meaning hereof.

            (d) NOTICES. Any and all notices, elections or demands permitted or required to be made under this Agreement shall be in writing and shall be delivered personally, telecopied or sent by certified mail or nationally recognized courier service (such as Federal Express), to the other party at the address set forth below, or at such other address as may be supplied in writing by the party whose address is being changed and of which receipt has been acknowledged in writing. The date of personal delivery or telecopy or the date of mailing (or delivery to such courier service), as the case may be, shall be the date of such notice, election or demand. For the purposes of this Agreement:

      The address of Bank is:

                        JPMORGAN CHASE BANK
                        1166 Avenue of the Americas
                        New York, New York 10036
                        Attention: Stephen J. Szanto
                        Telecopy Number: (212) 889-2911

               with a copy to:

                        Hughes Hubbard & Reed LLP
                        One Battery Park Plaza
                        New York, New York 10024
                        Attention: Steven J. Greene
                        Telecopy Number: (212) 422-4726

      The address of Debtor Parties is:

                        FIND/SVP, INC.
                        625 Avenue of the Americas, 2nd Floor
                        New York, NY 10011
                        Attention: David Walke
                        Telecopy Number: (212) 255-7632

               with a copy to:

                        Kane Kessler, P.C.
                        1350 Avenue of the Americas
                        New York, NY 10019
                        Attention: Robert L. Lawrence


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

                        Telecopy Number: (212) 245-3009

      The address of Subordinating Creditor is:

                        Petra Mezzanine Fund, L.P.
                        172 Second Avenue North, Suite 112
                        Nashville, TN 37201
                        Attention: Joseph D. O'Brien
                        Telecopy Number: (615) 313-5990

               with a copy to:

                        Bass, Berry & Sims PLC
                        315 Deaderick Street, Suite 2700
                        Nashville, TN 37238
                        Attention: Howard Lamar
                        Telecopy Number: (615) 742-6293

            (e) PROCEEDINGS. Any judicial proceeding brought by or against the Subordinating Creditor or Bank with respect to this or any related agreement may be brought in any court of competent jurisdiction in the County of New York, State of New York, United States of America (or any appellate court having jurisdiction over any such court), and, by execution and delivery of this Agreement, the Subordinating Creditor, Bank and Debtor Parties accept for themselves and in connection with their properties, generally and unconditionally, the non-exclusive jurisdiction of the aforesaid courts, and irrevocably agree to be bound by any final judgment rendered thereby in connection with this Agreement. Nothing herein shall affect the right to serve process in any manner permitted by law. The Subordinating Creditor, Bank and Debtor Parties waives any objection to jurisdiction and venue of any action instituted hereunder and shall not assert any defense based on lack of jurisdiction or venue or based upon forum non convenient.

            (f) WAIVER OF JURY TRIAL. THE SUBORDINATING CREDITOR, DEBTOR PARTIES AND BANK HEREBY KNOWINGLY, VOLUNTARILY AND EXPRESSLY WAIVE ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION (A) ARISING UNDER THIS AGREEMENT OR ANY OTHER INSTRUMENT, DOCUMENT OR AGREEMENT EXECUTED OR DELIVERED IN CONNECTION HEREWITH, OR (B) IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE SUBORDINATING CREDITOR, DEBTOR PARTIES AND BANK OR ANY OF THEM WITH RESPECT TO THIS AGREEMENT OR ANY OTHER INSTRUMENT, DOCUMENT OR AGREEMENT EXECUTED OR DELIVERED BY ANY OF THEM IN CONNECTION HEREWITH, OR THE TRANSACTIONS RELATED HERETO OR THERETO, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER SOUNDING IN CONTRACT OR TORT OR OTHERWISE AND THE SUBORDINATING CREDITOR, DEBTOR PARTIES AND BANK HEREBY AGREE AND CONSENT THAT ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT JURY, AND THAT ANY OF THEM MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS


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SECTION WITH ANY COURT AS WRITTEN EVIDENCE OF THEIR CONSENT TO THE WAIVER OF
THEIR RIGHT TO TRIAL BY JURY.

            (g) THIRD PARTY BENEFICIARIES. The provisions of this Agreement are solely to define the relative rights of the Subordinating Creditor and Bank and nothing in this Agreement shall confer any right or benefit on Debtor Parties or any third party.

            (h) NOTICE OF DEBTOR PARTIES. If any Debtor Party has knowledge of any fact that would prohibit the making of any Distribution under this Agreement, it shall give prompt written notice of such fact to Bank and Subordinating Creditor, but failure to give such notice shall not affect the enforceability of this Agreement or affect or impair the subordination established by this Agreement in respect of the Subordinated Indebtedness.

            (i) FURTHER ASSURANCES. Each of the Subordinating Creditor and Debtor Parties agree, at their own cost and expense, to execute and deliver all such further agreements, instruments and other documents and take any other further actions as Bank may reasonably request to evidence the subordination provided for in this Agreement or to provide to Bank the full benefits hereof.

                      [SIGNATURES BEGIN ON FOLLOWING PAGE]


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      IN WITNESS WHEREOF, this Agreement has been duly executed as of the date first above written.

         DEBTOR PARTIES:            FIND/SVP, INC.

                                    By: /s/ David Walke
                                        ----------------------------------------
                                        Title: Vice President


                                    GUIDELINE RESEARCH CORP.

                                    By: /s/ David Walke
                                        ----------------------------------------
                                        Title: Vice President


                                    TABLINE DATA SERVICES, INC.

                                    By: /s/ David Walke
                                        ----------------------------------------
                                        Title: Vice President


                                    GUIDELINE/CHICAGO, INC.

                                    By: /s/ David Walke
                                        ----------------------------------------
                                        Title: Vice President


                                    GUIDELINE CONSULTING CORP.

                                    By: /s/ David Walke
                                        ----------------------------------------
                                        Title: Vice President


 SUBORDINATING CREDITOR:            PETRA MEZZANINE FUND, L.P.

                                    By: Petra Partners, LLC, its general partner

                                    By: /s/ Joseph D. O'Brien III
                                        ----------------------------------------
                                        Joseph D. O'Brien, Managing Member


                   BANK:            JPMORGAN CHASE BANK

                                    By: /s/ Steven J. Szanto
                                        ----------------------------------------
                                        Title: Vice President


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